Exhibit 10.1

3 Sapir St. Weizmann Science Park,POB 4132, Ness-Ziona 74140, Israel	Tel: 972.73.2325600 Fax: 972.73.2325602

[Translation from Hebrew]

, 2015

To

Letter of Exemption

On        the Company’s Compensation Committee and the Company’s Board resolved and on        the Company’s General Meeting resolved, by the legally required majority, to grant you a Letter of Exemption, in the form customary with the Company with respect to officers, in accordance with the provisions set forth in this Letter of Exemption, releasing you from your liability towards the Company, in whole or in part, due to damage caused as a result of breach of the duty of care towards the Company (the “Exemption Resolution “) except for damage caused due to breach of the duty of care of a director in distribution, within its meaning in the Companies Law 5759-1999. Given the foregoing, we hereby notify you that since you serve and/or served and/or may serve as an officer in the Company and/or subsidiaries and/or related companies thereof and/or you are employed and/or were employed and/or you might be employed in the Company and/or in subsidiaries and/or related companies of the Company, the Company confirms and undertakes towards you, subject to the provisions set forth in any law, as follows:

Subject to the provisions set forth in Sections 259 and 263 of the Companies Law 5759-1999 and the provisions of any law superseding the same, the Company hereby exempts you in advance from any liability towards it only for any damage caused to it, whether directly or indirectly, due to breach of your duty of care towards it in actions you performed in good faith, and by virtue of your position as an officer and/or an employee of the Company and/or of subsidiaries of the Company and/or related companies thereof, as they are from time to time, except for breach of the duty of care in distribution.

The Company’s undertakings in accordance with this Letter of Exemption shall be construed broadly and in a manner designated to fulfill them, to the extent permissible in accordance with the provisions set forth in any law and for the purpose for which they are designated. In the event of contradiction between any of the provisions set forth in this Letter of Exemption and a cogent provision of the law, the said provision of the law shall prevail; however this shall not affect or derogate from the effect of all the other provisions set forth in this Letter of Exemption.

The provisions set forth in this Letter of Exemption shall not derogate from the said in the Indemnification Letter granted to you by the Company, if granted.

“Action” or any derivative action thereof for the purpose of this Letter of Exemption -

Within its meaning in the Companies Law 5759-1999, including by way of resolution and/or omission and including all the actions performed by you before this Letter of Exemption took effect during the terms of your employment and/or term in office as an officer in the Company and/or during the period you served as officer, employee or agent of the Company in another corporation in which the Company holds securities directly or indirectly.

“Officer” for the purpose of this Letter of Exemption -	Within its meaning in the Companies Law 5759-1999, including any employee that the Company decides to grant him a Letter of Indemnification.

Collplant Holdings Ltd.

[Translation from Hebrew]

, 2015

To

Letter of Indemnification

On     the Company’s Compensation Committee and the Company’s Board resolved and on     the Company’s General Meeting resolved to grant you undertaking for indemnification in the form customary with the Company with respect to officers, in accordance with the provisions set forth in this Letter of Indemnification (hereinafter: “Indemnification Resolution”).

In accordance with the above, we hereby notify you that since you serve and/or served and/or you may serve as an officer in the Company and/or in subsidiaries and/or related companies of the Company and/or you are employed and/or were employed and/or might be employed in the Company and/or subsidiaries and/or related companies of the Company, the Company hereby confirms and undertakes towards you, subject to the provisions set forth in any law, as follows:

1.                            Undertaking for indemnification

Subject to the provisions set forth by law, the Company undertakes to indemnify you for any liability or expense as specified in section 2 hereunder, imposed on you due to one or more of the following:

(a)                       Your actions and/or derivative action thereof by virtue of your position as an officer and/or an employee of the Company and/or in subsidiaries and/or related companies of the Company as they are from time to time.

(b)                       Your actions and/or derivative actions by virtue of your position as an officer, employee or agent of the Company in any other corporation in which the Company holds securities whether directly or indirectly (hereinafter: “Another Corporation”).

Including for actions that you performed before granting of this Letter of Indemnification and provided that that maximum indemnification amount as said shall not exceed the maximum indemnification amount specified in section 3 hereunder, for all types of liabilities and/or expenses jointly and for all officers in the Company jointly.

In this Letter of Indemnification:

“Officer”	— Within its meaning in the Companies Law 5759-1999, including any employee to whom the Company decides to grant him a Letter of Indemnification.

“Action” or any derivative action thereof.

—           Within its meaning in the Companies Law 5759-1999, including any implied resolution and/or omission and including all actions that were performed by you before the date this Letter of Indemnification takes effect during the terms of your employment in the Company and/or subsidiaries and/or related companies thereof and/or during your terms in office as an officer in the Company and/or subsidiaries and/or related companies thereof and/or in Another Corporation as defined hereinabove.

2.                            Grounds for indemnification

The undertaking for indemnification as specified in section 1 hereinabove shall apply for any indemnifiable liability or expense in accordance with the provisions set forth in any law and in accordance with the Company’s Articles, as specified hereunder:

2.1.                                     Financial liability that is imposed on you in favor of another person in accordance with a judgment, including a judgment that was granted by way of settlement or an arbitral award that was certified by the court, in connection, directly or indirectly, with one or more of the events specified in the Addendum of this Letter of Indemnification (hereinafter: “Addendum”) or any part thereof (hereinafter “Determining Events”) provided that the maximum indemnification amount for each of the Determining Events shall not exceed the amount set forth in the Addendum, linked to the consumer price index as of the date of signing this Letter of Indemnification and until the actual indemnification date, for each of the Determining Events, with relation to each event and each officer in the Company separately (hereinafter: “Total Liability”);

2.2.                                     Reasonable litigation expenses, including attorney fees, that you made due to an inquiry or a proceeding held against you by a competent authority, and that ended without submitting an indictment against you and without imposing on you financial liability as alternative to criminal proceeding, or that ended without submitting an indictment against you however by imposing financial liability as alternative to criminal proceeding in an offense that does not require proof of criminal intent; in this paragraph —

“Ending a proceeding without submitting an indictment in a matter in which criminal inquiry was opened” — shall mean closing the case in accordance with Section 62 of the Criminal Procedure Law [Consolidated Version] 5742-1982 (in this subsection “Criminal Procedure Law”) or stay of proceedings by the Attorney General in accordance with Section 231 of the Criminal Procedure Law;

“Financial liability as alternative to criminal proceeding” — financial liability that was imposed by law as alternative to criminal proceeding, including an administrative fine in accordance with the Administrative Offenses Law, 5746-1985, a fine imposed on an offense that is considered as fine offense in accordance with the provisions set forth in the Criminal Procedure Law, financial sanction or forfeit.

2.3.                                     Reasonable litigation expenses, including attorney fees, that you will pay or will be obligated to pay by a court, in a proceeding that was instituted against you by the Company or in its name or by another person, or criminal indictment from which you will be acquitted, or criminal indictment in which you are convicted of an offense that does not require proof of criminal intent.

2.4.                                     Expenses that you paid in connection with an administrative enforcement proceeding that was held in your case, including reasonable litigation expenses, including attorney fees.

For the purpose of this matter:

“Administrative Enforcement Proceeding” — any proceeding instituted under Chapter H.3, H.4 or I.1 in the Securities Law.

“Securities Law” — Securities Law 5728-1968, as amended from time to time.

2.5.                                     Payment to the party injured by the breach, as specified in Section 52bbb(a)(1)(a) of the Securities Law (“Payment to the Injured Party”).

2.6.                                     Liability or any other expense that is indemnifiable in accordance with the Companies Law.

The litigation expenses specified in sections 2.2, 2.3 and 2.4 above shall be referred to hereinafter: “Litigation Expenses”.

3.                            Indemnification amount

3.1.                                     Cumulative indemnification amount

The total indemnification amount that the Company shall pay to all officers in the Company (including any employee to whom the Company decides to grant a Letter of Indemnification) cumulatively in accordance with all letters of Indemnification that are issued and that will be issued to them by the Company in accordance with the Indemnification Resolution (the hereinafter: “ Letters of Indemnification “) shall not exceed an amount that is equal to 25% of the determining equity of the Company, in addition to all the amounts received from an insurance company, if received, as part of senior employees insurance in the Company that the Company purchased and/or will purchase from time to time with respect to the Total Liability and/or Litigation Expenses and/or Payment to the Injured Party (hereinafter: “Maximum Indemnification Amount”). For the purpose of this matter, the “Company’s Determining Equity” shall mean the equity of the Company in accordance with its last consolidated financial statements as of the indemnification payment date.

It is hereby clarified that payment of the indemnification amount as specified hereinabove shall not affect your right to receive insurance benefits for the Determining Events set forth in the Letter of Indemnification and that are insured with an insurance company, that the Company receives on your behalf from time to time, if any, as part of any senior employees insurance in the Company.

Without derogating from the said in section 5.6 hereunder, it is hereby emphasized expressly that the Company’s payments shall constitute “another tier” in addition to the total amount of all insurance benefits that are paid by the Insurer and/or in addition to the indemnification of anyone else except for the Company, to the extent that such payments are made, on the condition that you shall not receive double indemnification for a liability or an indemnifiable expense as specified in section 2 above and in the event you receive indemnification from an insurer of the Company in accordance with the senior employees insurance or by virtue of any other indemnification agreement with respect to the indemnifiable action, indemnification shall be provided to you in the amount equal to the difference between the financial liability that was imposed on you and the legal expenses, and the amount that was received by virtue of the insurance policy or the other indemnification agreement for the same matter, provided that the indemnification amount that the Company undertook to pay shall not exceed the Maximum Indemnification Amount. In addition, it is emphasized that this undertaking for indemnification is not a third party contract, including in favor of any insurer, and it may not be assigned, and no insurer shall be entitled to claim the participation of the Company in any payment that the insurer is obligated to make in accordance with an insurance contract made with him, except for the deductible amount set forth in the agreement as said.

If all indemnification amounts that the Company is required to pay at any given time, in addition to all indemnification amounts that the Company paid until that time in accordance with the Letters of Indemnification, exceed the Maximum Indemnification Amount, the Maximum Indemnification Amount, or balance thereof, as the case may be, shall be divided among officers in the Company who shall be entitled to indemnification amounts as said with respect to requests they submitted with the Company in accordance with the Letters of Indemnification and that were not paid to them before that time, in a manner that the indemnification amount that each of the said officers receives as said shall be calculated in accordance with the pro-rata ratio between the indemnification amount due to each of the officers and the indemnification amount due to the said officers, cumulatively, on that date and with respect to the said requests.

In the event the Company paid indemnification amounts to officers in the Company in the amount of the Maximum Indemnification Amount, the Company shall not incur additional indemnification amounts if payment of the additional indemnification amounts is approved in the organs of the Company that are authorized to approve the said increase and in accordance with the provisions set forth in any law on the date of payment of the additional indemnification amounts and subject to altering the Company’s Articles, if required, in accordance with the provisions set forth in any law.

3.2.                                     Indemnification amount for the Determining Events

Subject to the provisions set forth in section 3.1 hereinabove, the undertakings for indemnification for each of the Determining Events shall be limited with respect to each officer in the Company separately and for each discrete event, in the amount of liability or the expense that is indemnifiable as said, however in an amount that shall not exceed the Maximum Indemnification Amount with relation to each of the Determining Events.

4.                            Interim payments

Upon the occurrence of an event in respect of which you may be entitled to receive indemnification in accordance with the foregoing, the Company shall provide to you, from time to time, the funds required for the purpose of paying for the expenses and the other payments in connection with handling any legal proceeding instituted against you in connection with the said event, including inquiry proceedings, in a manner that you shall not be required to finance or pay for them by yourself, subject to the provisions and the terms set forth in this Letter of Indemnification. It should be emphasized that the Company shall not request you to provide any securities as a condition for transfer of the said funds.

In the event the Company pays you or on your behalf any amount under this Letter of Indemnification in connection with a legal proceeding as said, and then it transpires that you are not entitled to indemnification from the Company for the said amounts, the provisions set forth in section 5.8 shall apply.

5.                            Terms of indemnification

Without derogating from the foregoing, indemnification in accordance with this Letter of Indemnification is subject to the following terms:

5.1.                                     Indemnification notice

You shall notify the Company regarding any legal proceeding and/or inquiry instituted by a competent authority against you, or any concern or threat that the said proceedings will be instituted against you in connection with any event in respect of which indemnification may apply (hereinafter jointly and severally: “Proceeding”), immediately after becoming first aware of the said (hereinafter: “Indemnification Notice”) and you shall deliver to the Company and/or whoever the Company instructs any document delivered to you and/or that you possess in connection with the said Proceeding.

Failure to deliver the Indemnification Notice in accordance with the foregoing shall not release the Company from its undertakings in accordance with this Letter of Indemnification, except for circumstances in which failure to deliver the Indemnification Notice as said shall have material effect on the Company’s rights to defend in its name (in the event the Company is also a party in the said Proceeding) and/or on your behalf against the claim and in the scope of damage as said.

5.2.                                     Handling defense

The Company shall be entitled to handle your defense against the said Proceeding and/or refer the said defense to any attorney that the Company deems fit (except for an attorney whose identity you do not accept for reasonable reasons). The Company and/or the attorney as said shall act within the said Proceeding so as to bring the Proceeding to an end; the attorney that was appointed by the Company as said shall act and shall owe the duty of trust towards you and the Company. Where a conflict of interests is created between you and the Company in the course of defense against the said Proceeding, the said attorney shall notify you about the conflict of interests and you shall be entitled to appoint an attorney on your behalf to handle your defense and the provisions set forth in this Letter of Indemnification shall apply to expenses you make in connection with appointment of an attorney as said. the Company shall not be entitled to end the said Proceeding by way of settlement and/or arrangement and/or shall agree to a settlement and/or arrangement as a result of which you are required to pay amounts for which you shall not be indemnified in accordance with this Letter of Indemnification and that shall not be paid within senior employees insurance in the Company that is purchased, if purchased, by the Company and/or its subsidiaries and/or related companies and/or Another Corporation, without obtaining your prior and written consent for the settlement that is reached. In addition, the Company shall not be entitled to decide the said dispute by way of arbitration or conciliation or mediation, without obtaining your prior and written consent, provided that you do not withhold your consent however for reasonable reasons that are delivered to the Company in writing. To dispel any doubt, even if the dispute in the Proceeding is referred to arbitration or conciliation or mediation or any other manner, the Company shall incur all expenses in connection therewith.

Notwithstanding the said, the Company shall not be entitled to terminate the said Proceeding by way of settlement and/or arrangement and/or bring the dispute subject matter of the said Proceeding to decision by way of arbitration or conciliation or mediation in the event criminal charges are made against you, without obtaining your prior and written consent. You may withhold consent as specified in this paragraph at your sole discretion, and without having to provide reasons for your decision.

If, within 7 days as of the date of receiving the Indemnification Notice by the Company, as specified hereinabove, the Company does not handle your defense against the said Proceeding, or if you object to your representation by the Company’s attorneys for reasonable reasons or due to concern of a conflict of interests, you shall be entitled to be represented by an attorney who shall be selected by you, and the provisions set forth in this Letter of Indemnification shall apply to expenses you make with respect to the appointment of such an attorney as said.

5.3.                                     Cooperation with the Company

At the request of the Company, you shall sign any document the empowers the Company and/or any attorney as specified hereinabove to handle defense on your behalf in that Proceeding and provide you representation in anything associated therewith, in accordance with the provisions set forth above.

You shall cooperate with the Company and/or any attorney as specified hereinabove and shall uphold all the provisions set forth by the insurers in accordance with any senior employees insurance that the Company and/or you engage in connection with defense against the Proceeding, and in any reasonable manner required from you by any thereof as part of their handling of the said Proceeding, provided that the Company or the insurance company, as the case may be, shall assure coverage of all your expenses in anything associated therewith, in a manner that you shall not be required to pay or finance them for yourself, subject to the provisions set forth in sections 1 and 3 above.

5.4.                                     Coverage of liabilities

Whether or not the Company acts in accordance with the provisions set forth in section 5.2 above, the Company shall assure coverage of the liabilities and expenses specified in section 2 hereinabove, in a manner that you shall not be required to pay or finance them by yourself, and this shall not derogate from the indemnification provided to you in accordance with this Letter of Indemnification and/or the insurance company that the Company purchases from time to time, if any, and subject to the provisions set forth in sections 1 and 3 hereinabove.

5.5.                                     Non-applicability of indemnification in the event of settlement or admission

Indemnification in connection with any Proceeding instituted against you, as specified in this Letter of Indemnification, shall not apply to any amount due from you to a plaintiff following a settlement or arbitration, unless the Company grants its written consent to the said settlement or arbitration, as the case may be, however the Company shall not withhold its consent as said however for reasonable reasons.

In addition, indemnification shall not apply in the event of your admission of criminal indictment in an offense that does not require proof of criminal intent, unless the Company granted its prior and written consent to your admission.

5.6.                                     Non-applicability of indemnification in circumstances of indemnification or third party insurance

The Company shall not be required to pay any amount in accordance with this Letter of Indemnification for any event, to the extent that the said amounts were paid to you or for you or on your behalf in any manner within senior employees insurance in the Company, or within indemnification of a third party except for the Company.

For the purpose of the Company’s undertaking for indemnification for an act you committed or will commit by virtue of your position as an officer of the Company and/or an employee in a subsidiary and/or related company and/or Another Corporation of the Company (hereinafter jointly and severally: “The Indebted Corporation”) the following provisions shall further apply:

(a)                       The Company shall not be required to pay any amounts in accordance with this Letter of Indemnification that you shall be entitled or receive and that you will receive from the Indebted Corporation within an insurance policy that was arranged by the Indebted Corporation and/or in accordance with advance undertakings for indemnification or in accordance with a permit for indemnification that was granted by the Indebted Corporation.

(b)                       If your request to receive indemnification and/or insurance coverage for an action you committed by virtue of your position in the Indebted Corporation and that could be indemnifiable in accordance with this Letter of Indemnification, as the case may be, the Company shall pay you, in accordance with this Letter of Indemnification, amounts you shall be entitled to receive in accordance with this Letter of Indemnification, if you are entitled to receive the said amounts, and you shall assign to the Company your rights to receive amounts from the Indebted Corporation and/or in accordance with an insurance policy of the Indebted Corporation and you shall empower the Company to recover these amounts on your behalf, to the extent that such empowerment is required for the purpose of upholding the provisions set forth in this section. For the purpose of this matter you undertake to sign any document required by the Company for the purpose of assigning your said rights and empowering the Company to collect the amounts on your behalf.

(c)                        To dispel any doubt it is clarified that this Letter of Indemnification shall not grant the Indebted Corporation and/or any other third party any rights towards the Company including, however without derogating from the generality of the aforesaid, a right to claim and/or demand any payment from the Company as participation in the indemnification and/or the insurance coverage granted to you by the Indebted Corporation for an act you committed by virtue of your position in the Indebted Corporation.

5.7.                                     Payment of indemnification

Upon receiving your request to make any payment in connection with any event subject matter of this Letter of Indemnification, the Company shall take all actions required by law for the purpose of making the said payment, and shall act for the purpose of regulating any payment required in connection therewith, if required. If any confirmation is required for the purpose of making the said payment, and the said payment is not approved for any reason, this payment or any part thereof that is not approved as said shall be subject to the approval of the Court and the Company shall act to obtain the said payment.

5.8.                                     Return of indemnification amounts that were paid

In the event the Company pays you or on your behalf any amounts as part of this Letter of Indemnification in connection with the said Proceeding, and then it transpires that you are not entitled to receive indemnification from the Company for the said amounts, these amounts shall be deemed as a loan granted to you by the Company, that shall incur interest in a minimal rate as set forth from time to time in accordance with the provisions set forth in any law, so that it does not constitute a taxable benefit by the party receiving the loan, and you shall be required to return the said amounts to the Company, in addition to statutory VAT for the interest, according to a payment schedule set forth by the Company (as of the date of signing this Letter of Indemnification the said interest shall be at a rate of 4%) provided that the said amounts shall be paid fully to the Company until and no later than 6 months as of the date the Company found that you are not entitled to receive indemnification for the said amounts.

5.9.                                     Provision of securities in favor of the insurer

Notwithstanding the said in this Letter of Indemnification (including section 4 above) since, as specified in section 3.1 above, the Company’s payments shall constitute an “additional tier” in addition to the insurance benefits that are paid to you by the insurer, to the extent that such payments are made, then in any event in which you might be entitled to indemnification, in which you are required to pay different expenses and payments in connection with handling legal proceedings held against you and that are connected to the said event, you shall first approach the insurer for the purpose of obtaining the moneys required for covering the said expenses and payments. For that purpose the Company hereby undertakes to provide to the insurer all securities required by the insurer, to the extent required, for the purpose of obtaining the said moneys, provided that the amount of the said securities shall not exceed the Maximum Indemnification Amount, within its meaning hereunder.

If, at a later stage, it transpires that you are not entitled to receive the moneys you receive, to the extent received, from the insurer, you shall be required to return the said amounts immediately so as to release the securities that the Company provided to the insurer. If you fail to do so, the securities that were provided by the Company to the insurer and that were realized by the insurer, shall be deemed as a loan under terms as specified in section 5.8, mutatis mutandis.

6.                            Indemnification period

The Company’s undertakings in accordance with this Letter of Indemnification  shall be in your favor and/or in favor of your estate indefinitely even after termination of your employment with the Company and/or your term in office as an officer in the Company and/or in subsidiaries and/or related companies thereof and/or Another Corporation within its meaning hereinabove, as the case may be, provided that the actions in respect of which indemnification is granted were performed during the period of your employment in the Company and/or your term in office as an officer in the Company and/or subsidiaries and/or related companies of the Company and/or in that other corporation.

7.                            The Company’s undertakings in accordance with this Letter of Indemnification shall be construed broadly and in a manner intended for their performance, to the extent permitted by law, for the purpose for which they are intended. In the event of discrepancy between any of the provisions set forth in this Letter of Indemnification and any cogent provision of the law, the said provision of the law shall prevail, however this shall not affect or derogate from the effect of the other provisions set forth in this Letter of Indemnification.

8.                            This Letter of Indemnification shall take effect upon your signature on the designated place and delivery of the signed copy to the Company.

9.                            Anything stated in this Letter of Indemnification shall not derogate from the said in the Letter of Indemnification granted to you by the Company, if granted.

10.                     The Addendum of this Letter of Indemnification shall constitute an integral part thereof.

11.                     This Letter of Indemnification shall be governed by the laws of the State of Israel and the competent Court in Tel Aviv shall be vested with exclusive jurisdiction over any dispute arising out of this Agreement.

And in witness hereof the Company is hereby undersigned:

Date:

Collplant Holdings Ltd.

I, the undersigned, hereby confirm receipt of this Letter of Indemnification and I confirm by consent to its terms, including to the terms set forth in section 5.8 hereinabove.

Addendum

	Determining Events	Total Liability (NIS)(1)
1. 1	Any claim or demand submitted by a customer, supplier, contractor, or any other third party that maintains any kind of business with the Company, its subsidiaries, related companies or Another Corporation within its meaning hereinabove (hereinafter in this Addendum jointly and severally: “The Company”) including in connection with maintaining negotiations with them.	5,000,000
2. 2	Any claim or demand submitted in connection with a transaction, whether or not performed in the regular course of business of the Company, including in respect of receipt of credit, sale, lease, transfer or acquisition of assets or liabilities, including securities, and receipt and/or granting an option to sell, lease, transfer or acquire assets or liabilities as said.	20,000,000
3. 3	Any claim or demand submitted by employees, advisors, agents or other individuals or an entity that is employed or provides services to the Company in connection with damages that they owe or damages or liabilities that were caused to them in connection with their employment by the Company or their engagement with the Company, including also events that are connected to the terms of employment of employees and employer-employee relationship including employee promotion, handling pension arrangements, insurance and saving funds, granting securities and other benefits.	2,000,000

(1)  The amounts specified hereunder are linked to the consumer price index as of the date of signing this Letter of Indemnification and until indemnification is paid.

4. 4

Any claim or demand in connection with non-disclosure or failure to provide any type of information within the timeframe required for that purpose by law, or in connection with misstatement or defective disclosure of the said information to third parties, including to holders of securities of the Company, or to holders of securities by force, including in anything related to insurance, allotment, distribution, acquisition, possession or relationship to the Company’s securities or any other activity of investment that involves or that is affected by the Company’s securities. Without derogating from the generality of the aforesaid, this Event shall also apply with relation to the offering of securities for the public in accordance with a prospectus, private offering, an alternate acquisition offer or any other kind of offering. Any claim or demand with relation to non-disclosure or failure to provide any information in the timeframe required for that purpose by law, or in connection with misstatement or defective disclosure of such information as said to third parties, including income tax, VAT, National Insurance Institute, investments center, municipalities, Ministry of Environmental Protection and any other governmental or institutional or professional union or another.

40,000,000
5

Any claim or demand in connection with any Event that derives from issue of the Company’s securities for the public or private placement (including, however not limited to, claims that are based upon a prospectus that was published by the Company, or disclosure or non-disclosure of particulars therein, or report or failure to report in any matter following the issue, or fulfillment or failure to fulfill the relevant provisions of securities laws) including any claim or demand in connection with all matters that required disclosure in the prospectus, including any draft thereof, that occurred before the prospectus date or thereafter, in the period starting on the prospectus effective date and ending upon expiration of the period for submission of orders that were not properly disclosed by law in the prospectus or in later reports delivered by the Company (hereinafter: “Partial or Misleading Report”) provided that immediately after the officer became aware of the existence of the Partial or Misleading Report in the prospectus he acted as required by law. For the purpose of this paragraph, “reports” — including periodic reports, immediate reports, financial statements and any other report that the Company or the officer are required to provide in accordance with the provisions set forth in any law.

40,000,000
6	Any claim or request submitted in connection with the cause that was committed or alleged to have been committed or misuse of copyrights of a third party by the Company or anyone acting on its behalf including in connection with breach of different patent rights.	1,000,000

7	Any claim or demand submitted by a lender or a creditor or in connection with funds provided by them, or the Company’s debts owed to them.	35,000,000
8	Any claim or demand submitted by a third party who suffers from physical injury or damage to a business or personal property including loss of use thereof in the course of any action or omission attributed to the Company, or to its employees, agents respectively, or other persons that act or argue that they act on behalf of the Company.	1,000,000
9

Any claim or demand that are submitted directly or indirectly in connection with an omission, in whole or in part, by the Company, or by the officers, the managers or employees of the Company, in anything related to payment, reporting, or documentation of documents of one of the State’s authorities, an external authority, a municipal authority or any other payment required in accordance with the laws of the State of Israel and any other state, including payment of taxes on income, sale tax, betterment tax, transfer taxes, excise tax, VAT, stamp tax, customs, National Insurance Institute, wages or stay of wages to employees or other delays, including any kind of interests and additions for linkage.

		10,000,000
10	Any claim or request submitted by buyers, owners, lessors, tenants or other possessors of properties or products of the Company, or individuals who are engaged in the said products, for loss or damage in connection with use of the said products or properties.	20,000,000
11

Any administrative, public or judicial action, judgments, claims, requests, letters of claim, directions, arguments, charges, attachments, inquiry proceedings, or notice on incompliance or breaches on behalf of a government authority or other entities that argue for potential liability or responsibility (including for expenses in connection with enforcement, inquiries, responses by government authorities, cleaning, elimination or repair of damage caused to natural resources, damage to the land, bodily damage or fines or contributions, indemnification, convalescence payments, compensation) as a result thereof, in or outside Israel, that are based upon or related to:

(a) Release of a liquid, emission, leak, flooding, spill, elimination, secretion, filtration or migration on and/or under and/or above the ground (hereinafter jointly: “Pollution”) or risk of pollution or exposure to any type of hazardous, poisonous, explosive or radioactive material or other materials in respect of which there is an obligation to regulate them in accordance with environmental laws in any premises that are owned, operated, leased or managed by the Company.

(b) Circumstances that give rise to any type of violation of environmental laws, environmental licenses, permits or additional permits that are required in accordance with environmental laws.

		5,000,000

12	Any administrative, public and judicial act, orders, judgments, claims, requests, letters of request, directions, arguments, inquiries, proceedings or notices on incompliance or violation of an act performed by a government authority or any other entity arguing for violation of the provisions of any law, regulation, order, ordinance, rule, practice, instruction, authorization or judgment by the Company or officers therein within the scope of their position.	5,000,000
13	Any claim or demand referring to restructuring or reorganization of the Company or any resolution in connection therewith including, however without derogating from the generality of the aforesaid, merger, split, change in the Company’s capital, the establishment of subsidiaries, their dissolution or sale to third parties.	5,000,000
14	Any claim or request referring to resolutions or activities of the Company or officer therein as part of his position in the Company, after the appropriate inspections and consultations in respect whereof were carried out and in connection with the type of the resolution or activities as said, including resolutions that were made in the Company’s Board or committees thereof.	5,000,000
15	Any claim or request referring to a statement, expression, including expression of a position or an opinion in voting in the general meetings of corporations and/or other organs of corporations that was made by the officer within his position in the Company.	3,000,000
16	Any claim or demand with relation to the opinion of the Company’s Board to offerees in an offer, regarding the feasibility of a special acquisition offer in accordance with Section 329 of the Companies Law 5759-1999, or avoidance from giving such an opinion as said.	10,000,000
17	Any claim or demand referring to the Events specified hereinabove, in connection with the term in office of the officer in subsidiaries and/or related companies of the Company and/or Another Corporation if done as part of his position as officer in the Company and/or as an employee in one of the said companies.	10,000,000
18	All actions in connection with performance of a transaction in insurance or actions that resulted in failure to engage in adequate insurance arrangements, including engagement with reinsurers and/or agents and/or insurers and/or insureds and/or other customers.	10,000,000
19	Any action in connection with distribution, including for the purpose of acquiring the Company’s shares, provided that indemnification in respect of such action does not violate the law.	15,000,000
20	Any claim or demand submitted in connection with sale, acquisition or holding of tradable securities for or on behalf of the Company.	20,000,000

21	Any claim or demand submitted with relation to an action connected to investments that the Company examines and/or performs in any securities, performed in the stages before and/or after making the investment, for the purpose of engaging in a transaction, performance, development, supervision and monitoring thereof.	20,000,000
22	Any claim and demand on behalf of holders of securities of the Company, including future security holders in the Company (including shares) or the Company’s creditors, for violation of company laws, securities laws or any other law that grants them a cause of action.	40,000,000
23	Any claim or request submitted in connection with an appointment or application for appointment of a receiver over the assets of the Company and/or subsidiaries and/or related companies thereof or any part of their assets and/or an application for winding-up filed against the Company and/or subsidiaries and/or related companies thereof and/or any proceeding for the purpose of settlement or arrangement with creditors of the Company and/or subsidiaries and/or related companies of the Company.	20,000,000
24	Actions connected with, inter alia, and without derogating from the generality of the aforesaid, the acquisition or sale of companies, legal entities or assets, and events connected, directly or indirectly, to antitrust, including restrictive arrangements, monopolies, splits or mergers and legal and other consequences that may arise out of the said.	20,000,000
25	Any claim or request submitted with relation to an action that pertains to a report on notice submitted in accordance with the Companies Law 5759-1999 and/or the Securities Law 5728-1968 including regulations promulgated thereunder, or in accordance with laws and regulations that pertain to similar matters outside Israel, or in accordance with rules or instructions that are customary in the Israeli stock exchange or outside thereof and/or avoidance of submitting a report or notice as said.	40,000,000